(n)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING VARIABLE PORTFOLIOS, INC.

	ADV	Classes of Shares
		I	S	S2
ING BlackRock Science and Technology Opportunities Portfolio	✓	✓	✓	✓
ING Dow Jones Euro STOXX 50® Index Portfolio	✓	✓	N/A	N/A
ING FTSE 100 Index Portfolio	✓	✓	N/A	N/A
ING Global Equity Option Portfolio	N/A	N/A	✓	N/A
ING Hang Seng Index Portfolio	✓	✓	✓	✓
ING Index Plus LargeCap Portfolio	✓	✓	✓	✓
ING Index Plus MidCap Portfolio	✓	✓	✓	✓
ING Index Plus SmallCap Portfolio	✓	✓	✓	✓
ING International Index Portfolio	✓	✓	✓	✓
ING Japan Equity Index Portfolio	✓	✓	N/A	N/A
ING Morningstar U.S. Growth Index Portfolio	✓	✓	✓	N/A
ING Nasdaq 100 Index Portfolio	✓	✓	N/A	N/A
ING Opportunistic LargeCap Growth Portfolio	✓	✓	✓	N/A
ING Opportunistic LargeCap Portfolio	✓	✓	✓	✓
ING Russell™ Global Large Cap Index 75% Portfolio	✓	✓	✓	✓
ING RussellTM Large Cap Growth Index Portfolio	✓	✓	✓	✓
ING RussellTM Large Cap Value Index Portfolio	✓	✓	✓	✓
ING RussellTM Mid Cap Growth Index Portfolio	✓	✓	✓	✓
ING Russell™ Large Cap Index Portfolio	✓	✓	✓	✓
ING Russell™ Mid Cap Index Portfolio	✓	✓	✓	✓
ING Russell™ Small Cap Index Portfolio	✓	✓	✓	✓
ING Small Company Portfolio	✓	✓	✓	✓
ING U.S. Bond Index Portfolio	✓	✓	✓	✓
ING U.S. Government Money Market Portfolio	✓	✓	✓	✓
ING WisdomTreeSM Global High-Yielding Equity Portfolio	✓	✓	✓	✓